Exhibit 99.1

TSYS (R) News Release
--------------------------------------------------------------------------------

For Immediate Release

Contacts:
James B. Lipham                              Leo S. Berard
Chief Financial Officer                      Investor Relations
706.649.2262                                 706.649.5220

     TSYS Reports 14.8% Increase in Net Income for First Six Months of 2003

         Columbus, Ga., July 15, 2003 -- TSYS(R) today announces that its financial results are in line with the Company's forecast for the three and six months ended June 30, 2003.

         Net income for the first six months of 2003 increased 14.8% to $66.0 million compared with $57.5 million in the same period last year. Basic earnings per share for the first six months of 2003 increased to $0.34 from $0.29 in the same period last year. Diluted earnings per share for the first six months of 2003 increased to $0.33 from $0.29 in the same period last year. Revenue for the first six months of 2003 was $509.1 million, an increase of 8.4%, compared with revenue of $469.5 million one year ago. Revenue for the first six months of 2003, excluding the amounts for reimbursable charges, was $395.9 million, an increase of 12.4%, compared to $352.4 million in the same period last year.

         Net income for the quarter ending June 30, 2003 increased 13.8% to $34.3 million from $30.2 million in the same period last year. Basic and diluted earnings per share for the second quarter increased to $0.17 from $0.15 in the same period last year. Revenue for the second quarter was $257.7 million, an increase of 6.7%, compared with revenue of $241.6 million one year ago. Revenue for the second quarter of 2003, excluding the amounts for reimbursable charges, was $203.1 million, an increase of 11.8%, compared to $181.6 million in the same period last year.

         The growth in revenues for 2003 continues to be driven by the increase in electronic payment processing revenues, which represent approximately 87% of TSYS' revenues before reimbursables. Electronic payment processing revenues for the second quarter of 2003 were $177.3 million, an increase of 15.5%, compared to $153.6 million in the same period last year. For the first six months of 2003, electronic payment processing revenues were $345.1 million, an increase of 16.3%, compared to $296.7 million in the same period last year.

         "The second quarter of 2003 was another solid quarter for TSYS and we expect another record year in 2003 as we celebrate TSYS' 20th anniversary," said Richard W. Ussery, chairman and CEO of TSYS. "Our core business continues to post strong results. The major contributors to our growth for the quarter continue to be strong internal growth from our existing customers of approximately 11%, the 39% revenue growth derived from international clients and the continued cross sell opportunities as evidenced by 15% growth from our value added services."

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TSYS Announces 14.8% Increase for First Six Months of 2003 Earnings/Page 2 of 8

         "We have a rich pipeline of accounts to be converted," Ussery said. "This pipeline is anchored by the conversion of Bank One during the latter half of 2004. We continue to be excited about the long-term agreement with Bank One. This agreement should have a slight positive impact to earnings in 2003, and the 2004 earnings per share contribution from the agreement is expected to range from $0.03 to $0.04. Beginning in 2005 and continuing thereafter through the payment term, the earnings per share contribution is expected to exceed $0.04 on an annual basis. This contract is expected to have a positive impact on cash flows throughout its term."

         Ussery continued, "During the second quarter of 2003:

     *    TSYS announced that it had acquired  Enhancement  Services Corporation
          (ESC) which provides targeted loyalty consulting and travel, as well as gift card and merchandise reward programs to more than 40 national and regional financial institutions in the United States, including two top-ten banks. The integration of ESC's loyalty solutions with TSYS' processing systems provides marked advantages by adding distinct value differentiation for TSYS and its clients.

     * TSYS acquired on June 30, 2003 the corporate campus from the synthetic lease arrangement that had been in place since November 1997. The Company purchased the corporate campus for approximately $93.5 million. The payment was funded with cash of $73.5 million and a $20 million draw on a $45 million long-term line of credit arranged through a Synovus banking affiliate.

     * TSYS purchased 512,900 shares under its stock repurchase plan, which was announced in April 2003. The approved two-year plan allows for the purchase of up to 2 million shares, which represents slightly more than five percent of the shares of TSYS stock held by shareholders other than Synovus Financial Corp. Repurchased shares will be used for general corporate purposes.

     * TSYS created a wholly-owned subsidiary named TSYS Technology Center, Inc. (TTC) in Boise, Idaho. Initially employing 77 team members, the TTC team members will support technology efforts throughout TSYS, including government services, customer care, programming, and systems development.

          "We continue to expand our horizons through our competitive advantages in technology and service to gain market share both domestically and abroad, and continue to expand our opportunities and our core competencies into new non-card markets," said Ussery.

         TSYS will host its quarterly conference call at 4:30 p.m. EST, July 15, 2003. The conference call can be accessed at www.tsys.com by clicking on the designated icon within the Highlights section of the site. The replay will be available 30-45 minutes after the call.



About TSYS

         TSYS (NYSE: TSS) (www.tsys.com) brings integrity and innovation to the world of electronic payment services as the integral link between buyers and sellers in this rapidly evolving universe. Synovus (NYSE: SNV) owns an 81-percent interest in TSYS. For more information, contact news@tsys.com.

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TSYS Announces 14.8% Increase for First Six Months of 2003 Earnings/Page 2 of 8

         This press release contains statements that constitute "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934 as amended by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among others, statements regarding TSYS' expectation of another record year in 2003, the projected impact of TSYS' agreement with Bank One on its earnings for 2003, earnings per share for 2004 and 2005 and thereafter through the payment term of the license and the expected impact on cash flows of the Bank One contract and the assumptions underlying such statements. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. A number of important factors could cause actual results to differ materially from those contemplated by the forward-looking statements in this press release. Many of these factors are beyond TSYS' ability to control or predict. These factors include, but are not limited to, delays in converting Bank One's accounts to its platforms; TSYS is unable to modify its software to meet Bank One's specifications; TSYS is unable to control its costs; changes occur in accounting literature and interpretations; TSYS' software is unable to perform in Bank One's operating environment; revenues are lower than anticipated; internal growth rates for TSYS' existing customers are lower than anticipated; TSYS is unable to control expenses and increase market share; hostilities increase in the Middle East or elsewhere; adverse developments with respect to the credit card industry in general; TSYS is unable to successfully manage any impact from slowing economic conditions or consumer spending; adverse developments with respect to sub-prime or retail clients; and overall market conditions. Additional factors that could cause actual results to differ materially from those contemplated in this press release can be found in TSYS' filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K. We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations.


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